UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2025

WABASH NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 McCarty Lane
Lafayette	Indiana	47905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 10, 2025, Wabash National Corporation (the "Company") announced certain preliminary results for the quarter ended September 30, 2025. The preliminary results are subject to adjustment and finalization by the Company. There can be no assurance that our final results will not differ from these preliminary estimates.
Net sales for the third quarter of 2025 are expected to be $382 million compared to $464 million for the prior year quarter. The Company expects earnings for the third quarter of 2025 to be $0.97 per diluted share, compared to the third quarter of 2024 loss of $7.53 per diluted share.
Third quarter of 2025 non-GAAP adjusted loss per diluted share is expected to be $0.51, compared to the third quarter of 2024 non-GAAP adjusted earnings per diluted share of $0.19. Non-GAAP adjusted earnings per diluted share for the third quarter of 2024 and 2025 exclude non-cash expense adjustments for a lawsuit, the Product Liability Matter, described below.
Challenging market conditions persisted through the quarter, driving softer demand and expected revenue below the low end of our guidance range. Despite these headwinds, disciplined execution and prudent working capital management resulted in expected positive free cash flow year-to-date.1 We will discuss further at our Earnings Call on October 30, 2025.
1 Free cash flow is defined as net cash (used in) provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (“GAAP”), the financial information included in this Form 8-K contains non-GAAP financial measures. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net (loss) income, and reconciliations to GAAP financial statements should be carefully evaluated.
Adjusted diluted (loss) earnings per share reflect an adjustment for the Product Liability Matter and the related tax effect of that adjustment. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of diluted net (loss) income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted diluted (loss) earnings per share to diluted earnings (loss) per share, the most comparable GAAP financial measures, are included in the tables below.
Free cash flow is defined as net cash from operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash from operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Adjusted Diluted (Loss) Earnings Per Share[1]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Diluted earnings (loss) per share	$0.97	$(7.53)	$6.22	$(6.33)
Adjustments:
Product Liability Matter	(1.97)	10.26	(9.96)	10.06
Tax effect of aforementioned items	0.49	(2.54)	2.50	(2.50)
Adjusted diluted (loss) earnings per share	$(0.51)	$0.19	$(1.24)	$1.23

Weighted average diluted shares outstanding (in thousands)	41,170	44,287	42,014	45,242

1 Adjusted diluted (loss) earnings per share reflect an adjustment for the Product Liability Matter and the related tax effect of that adjustment.

The information contained in this Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, of the Exchange Act.
Item 8.01. Other Events.
On October 9, 2025, the Company finalized a settlement (the “Settlement”) with the plaintiffs in a lawsuit, Eileen Williams, Elizabeth Perkins, et al. v. Wabash National Corporation, et al., filed in the Circuit Court of the City of St. Louis, Missouri (the “Product Liability Matter”), in which the Company was named as co-defendant. The Product Liability Matter related to a vehicle accident that resulted in two fatalities following a rear-end collision by a passenger vehicle with an unobstructed view which struck the back of a nearly stopped tractor-trailer owned and operated by co-defendant GDS Express Inc.
The Settlement will be covered by insurance, other than a $30 million contribution to be made by the Company. The Company, after taking into account the insurance coverage, will recognize a $81.2 million reduction to the charge taken in the third quarter of 2024, reflecting the reversal of an (1) insurance receivable of $11.5 million included in Other assets (the “Insurance Receivable”) and (2) aggregate liability for the Product Liability Matter of $122.7 million included in Other non-current liabilities (the “Matter Liability”), each, as previously reflected in the Company’s Condensed Consolidated Balance Sheet as of June 30, 2025.
The evidence in the Product Liability Matter was undisputed that the trailer fully complied with all applicable regulations. Despite precedent to the contrary, the jury was prevented from hearing critical evidence in the case, including that the driver’s blood alcohol level was over the legal limit at the time of the accident and the fact that neither the driver nor the passenger was wearing a seatbelt.
As previously disclosed in the Company’s filings with the Securities and Exchange Commission, on September 5, 2024, a jury awarded compensatory damages of $12 million and punitive damages of $450 million against the Company in the Product Liability Matter. On November 22, 2024, applying an offset related to the plaintiff’s settlement with a separate defendant, the Circuit Court entered judgment in the Product Liability Matter consisting of compensatory damages of $11.5 million and punitive damages of $450 million. On March 20, 2025, the Circuit Court determined that the punitive damage award in the Product Liability Matter did not comport with the Company’s constitutional rights. Accordingly, the Circuit Court ordered the punitive damages award reduced to $108 million with the compensatory damages award remaining at $11.5 million (collectively, the “Adjusted Award”).
Based on the Adjusted Award, in the first quarter of 2025, the Company recognized a $342 million reduction to the $461.5 million charge taken in the third quarter of 2024. During the second quarter of 2025, the Company accrued a $3.2 million contingent liability for penalty costs using an annual interest rate based on the amended judgment. As of June 30, 2025, the Company (1) recognized the Matter Liability and (2) included the $342 million adjustment and a total of $4.6 million bond and contingent penalty interest expenses in the Company’s Condensed Consolidated Statements of Operation within General and Administrative expenses for the period ended June 30, 2025.
The Settlement does not constitute an admission of liability or wrongdoing by the Company.
Forward-Looking Statements
This Current Report on Form 8-K (“Current Report”) contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this Current Report other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the litigation described above, expectations regarding insurance coverage, the Company’s assessment of litigation and any actions the Company may take in response to the Settlement, judgment, and the impact of litigation on the Company’s business and financial condition. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include outcomes with respect to the Product Liability Matter and the Settlement, the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this Current Report and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: October 10, 2025	By:	/s/ Patrick Keslin
Patrick Keslin
Senior Vice President and Chief Financial Officer